                                                                   EXHIBIT 10.20


Lessor    NTFC CAPITAL CORPORATION               Master Lease Agreement

Lessee    STAR VENDING, INC.                     Person to Contact/Title
          D/B/A STAR TELECOMMUNICATIONS, INC.    MARY CASEY, PRESIDENT

Address   740 STATE STREET      Telephone Number        Facsimile Number
          SUITE 202             (805) 899-1962          (   )    -

                                                              /X/ Corporation
                                                              / / Proprietorship
                                                              / / Partnership
                                                              / / _________

City              County            State   Zip Code  Master Lease Agreement No.
SANTA BARBARA     SANTA BARBARA     CA      93101             54273

            TERMS AND CONDITIONS (The Reverse side contains Terms and Conditions which are also a part of this Agreement)

1. LEASE: Lessor shall purchase and lease to Lessee the equipment and associated items ("Equipment") described in any Equipment Schedule ("Schedule") executed from time to time by Lessor and Lessee that makes reference to this Master Lease Agreement ("Agreement"). This Agreement shall be incorporated into each Schedule. When computer programs and related documentation are furnished with the Equipment, and a non-exclusive license and/or sublicense (collectively, "Software") is granted to Lessee in an agreement ("Supplier Agreement") with the suppliers (collectively, "Supplier") identified on the Schedule. Lessor, to the extent permitted, grants Lessee a similar non-exclusive sublicense to use the Software only in conjunction with the Equipment for so long as the Equipment is leased hereunder. The Equipment and Software include, but are not limited to, all additions, attachments and accessions thereto and replacements therefore (collectively, "System"). Any reference to "Lease" shall mean with respect to each System, this Agreement, a Schedule, a Consent of Supplier, an Acceptance Certificate, any riders, amendments and addenda thereto, and any other documents as may from time to time be made a part thereof.

As conditions precedent to Lessor's obligation to purchase any Equipment and obtain any Software, not later than the Commitment Date set forth on the applicable Schedule, (a) Lessee and Lessor shall execute this Agreement, a Schedule, an Acceptance Certificate and other documentation contemplated herein, and (b) there shall have been no material adverse change in Lessee's financial condition. Upon Lessor's execution of a Schedule, Lessee assigns to Lessor its rights to receive title to the Equipment and any non-exclusive sublicense to use the Software described in the Supplier Agreement as of the day the System is delivered to the installation Site set forth in the applicable Schedule but no other right or any warranty thereunder. In consideration of such an assignment and subject to the terms and conditions herein, Lessor agrees to pay to the Supplier the Price (as defined in Section 3 below) for the System pursuant to the Supplier Agreement, but not to perform any other obligation thereunder. Unless Lessee exercises its Purchase Option as set forth in the applicable Schedule, Lessee hereby assigns to Lessor all of Lessee's then-remaining rights pursuant to the applicable Supplier Agreement effective upon the termination or expiration of the Term (as set forth in the applicable Schedule) for any reason.

2. TERM, RENEWAL AND EXTENSIONS: If all other conditions precedent to a Lease have been met, the Lease Term for the System described on each Schedule shall commence on the date of Lessee's execution of an Acceptance Certificate ("Commencement Date"), and continue for the number of whole months, or other periods set forth in such Schedule ("Initial Term"), the first such full month commencing on the first day of the month following the Commencement Date (or commencing on the Commencement Date if such date is the first day of the month). If Lessee selects Purchase Option B or C in the applicable Schedule, on the expiration date of the Initial Term, the Lease shall be automatically renewed for a six-month period ("Renewal Term") unless, by giving written notice to Lessor six (6) months prior to the expiration date, the Lessee elects to terminate the Lease. After the Renewal Term, at Lessor's option, the Lease shall be automatically extended on a month-to-month basis until either party gives the other not less than thirty (30) days prior written notice of its intention to terminate the Lease. Any renewals and extensions shall be on the same terms and conditions as during the Initial Term. "Term" shall mean the applicable Initial Term, the Renewal Term, if any, and any extension thereof as provided herein.

3. RENT AND PAYMENT: Lessee shall pay to Lessor all the rental payments as shown in the applicable Schedule ("Rent') during the Term of the Lease, except as such Rent may be adjusted pursuant to this Section and Sections 2 and 8 of a Schedule, plus such additional amounts as are due Lessor under the Lease. Rent shall be paid as designated in the applicable Schedule in advance on the first day of each Payment Period ("Rent Payment Date"). If the Commencement Date is not the first day of a calendar month (or other Payment Period), Lessee shall pay to Lessor, on demand, interim Rent prorated daily based on a 360-day year for each day from and including the Commencement Date to and including the last day of such month or other Payment Period.

The Rent is based upon the Price of the System and the acceptance of the System by Lessee on or before the Commitment Date set forth in the applicable Schedule. The "Price" of the System shall be as set forth in the Schedule, and shall exclude all other costs, including sales or other taxes included in the Supplier Agreement as part of the purchase price. If the Price is increased or decreased as a result of a job change order ("JCO"), the Lessee authorizes Lessor to adjust the Rent. If the Commencement Date occurs after the Commitment Date, and Lessor waives the condition precedent that the Commencement Date occurs on or before the Commitment Date, Lessor's then-current Lease Rate Factor for similar transactions shall apply and the Lessee authorizes Lessor to adjust the Rent, accordingly.

Whenever any payment of Rent or other amount is not made within ten (10) days after the date when due, Lessee agrees to pay on demand (as a fee to offset Lessor's collection and administrative expenses), the greater of twenty-five dollars ($25.00) or ten (10%) of each such overdue amount, but not exceeding the lawful maximum, if any. All payments shall be payable to Lessor in U.S. dollars at Lessor's address set forth in Section 18 or such other place as Lessor directs in writing. If Lessee requests changes or amendments to any Lease, Lessor may charge Lessee Lessor's reasonable costs and expenses of negotiation and documentation, including fees of legal staff or outside counsel.

4. DELIVERY: All transportation, delivery and installation costs (unless included in the Price) are the sole responsibility of Lessee. Lessee assumes all risk of loss and damage if the Supplier fails to deliver or delays in the delivery of any System, or if any System is unsatisfactory for any reason.

5. NET LEASE: Lessee's obligations under each Lease are absolute, unconditional and non-cancelable and shall not be subject to any delay, reduction, setoff, defense, counterclaim or recoupment for any reason including any failure of any System, or any misrepresentations of any supplier, manufacturer, installer, vendor or distributor. Lessor is not responsible for the delivery, installation, maintenance or operation of any System.

6. WARRANTIES: Lessor agrees that third-party warranties, if any, inure to the benefit of Lessee during the Term and on exercise of the Purchase Option. Lessee agrees to pursue any warranty claim directly against such third party and shall not pursue any such claim against Lessor. Lessee shall continue to pay Lessor all amounts payable under any Lease under any and all circumstances.

7. QUIET ENJOYMENT: Lessor shall not interfere with Lessee's quiet enjoyment and use of the System during the Term if no Event of Default has occurred and is continuing.

8. TAXES AND FEES: Lessee shall promptly reimburse Lessor, upon demand, as additional Rent, or shall pay directly, if so requested by Lessor, all license and registration fees, sales, use, personal property taxes and all other taxes and charges imposed by any federal, state, or local government or taxing authority, relating to the purchase, ownership, leasing, or use of the System or the Rent excluding, however, all taxes computed upon the net income of Lessor.

9. DISCLAIMER OF WARRANTIES AND DAMAGE: LESSEE ACKNOWLEDGES THAT (a) THE SIZE, DESIGN, CAPACITY OF EACH SYSTEM AND THE MANUFACTURER AND SUPPLIER HAVE BEEN SELECTED BY LESSEE; (b) LESSOR IS NOT A MANUFACTURER, SUPPLIER, DEALER, DISTRIBUTOR OR INSTALLER OF ANY SYSTEM; (c) NO MANUFACTURER OR SUPPLIER OR ANY OF THEIR REPRESENTATIVES IS AN AGENT OF LESSOR OR AUTHORIZED TO WAIVE OR ALTER ANY TERM OR CONDITION OF ANY LEASE; AND (d) EXCEPT FOR LESSORS' WARRANTY OF QUIET ENJOYMENT SET FORTH IN SECTION 7, LESSOR HAS NOT MADE, AND DOES NOT HEREBY MAKE, ANY REPRESENTATION, WARRANTY OR COVENANT, WRITTEN OR ORAL, STATUTORY, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER INCLUDING, WITHOUT LIMITATION, THE DESIGN, QUALITY, CAPACITY, MATERIAL, WORKMANSHIP, OPERATION, CONDITION, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, HIDDEN OR LATENT DEFECTS, OR AS TO ANY PATENT, COPYRIGHT OR TRADEMARK INFRINGEMENT. LESSEE LEASES EACH SYSTEM "AS IS, WHERE IS."

LESSOR SHALL HAVE NO LIABILITY TO LESSEE OR ANY THIRD PARTY FOR ANY SPECIAL DIRECT, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES
-------------------------------------------------------------------------------
Except as otherwise provided in Section 3 of this Agreement and Sections 2, 3 and 8 of a Schedule, any modifications, amendments or waivers to a Lease shall be effecvtive only if mutually agreed upon in a writing, duly executed by authorized representatives of the parties.
-------------------------------------------------------------------------------
NTFC CAPITAL CORPORATION                    STAR VENDING INC.
                                            D/B/A STAR TELECOMMUNICATIONS, INC.

By /s/ L.W. Middleton                       By /s/ Mary Casey
   ---------------------------------           --------------------------------
   Authorized Representative                   Authorized Representative

PRINT NAME /s/ L.W. Middleton               PRINT NAME /s/ Mary Casey
           -------------------------                   ------------------------

TITLE Secretary     DATE 12/17/96           TITLE President     DATE 11/5/96
      ------------       -----------              ------------       ----------

OF ANY SORT INCLUDING, WITHOUT LIMITATION, DAMAGES FOR PERSONAL INJURY, LOSS OF PROFITS OR SAVINGS, LOSSES OF USE, OR ANY OTHER DAMAGES, WHETHER BASED ON STRICT LIABILITY OR NEGLIGENCE, WHETHER RESULTING FROM USE OF A SYSTEM OR BREACH OF A LEASE OR OTHERWISE, EXCEPT FOR DIRECT, SPECIFIC DAMAGES FOR PERSONAL INJURY OR PROPERTY DAMAGE TO THE EXTENT CAUSED BY LESSOR'S ACTIVE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

IF LESSEE HAS ELECTED PURCHASE OPTION B OR C, ARTICLE 2A OF THE UCC MAY APPLY TO THE LEASE AND LESSEE MAY HAVE CERTAIN RIGHTS THEREUNDER. IF SO, LESSEE ACKNOWLEDGES THAT SUCH A LEASE IS A FINANCE LEASE AS DEFINED IN UCC SECTION 2A-103. TO THE EXTENT PERMITTED BY LAW, LESSEE HEREBY WAIVES ANY RIGHTS OR REMEDIES LESSEE MAY HAVE UNDER UCC SECTIONS 2A-608-822 INCLUDING, WITHOUT LIMITATION, RIGHTS OF REJECTION, REVOCATION, CANCELLATION, GRANTING OF SECURITY INTERESTS, AND RECOVERY FOR BREACH OF WARRANTY.

10. INSURANCE: At its expense, Lessee shall keep each System insured against all risks of loss and damage for an amount equal to the installed replacement cost of such System with Lessor named as a loss payee. Lessee shall also maintain comprehensive general liability insurance, with Lessor named as an additional insured. All insurance policies shall be with an insurer having a "Best Policy Holders" rating of "A-X" or better, and be in such form, amount and deductibles as are satisfactory to Lessor. Each such policy must state by endorsement that insurer shall give Lessor not less than thirty (30) days prior written notice of any amendment, renewal or cancellation. Lessee shall, upon request, furnish to Lessor satisfactory evidence that such insurance coverage is in effect. Lessee may self insure for such coverages only with Lessors prior written consent.

11. CASUALTY: If any System, in whole or in part, is lost, stolen, damaged or destroyed, or is taken in any condemnation or similar proceeding (an "Event of Loss"), Lessee shall immediately notify Lessor. Lessee shall, at its option (a) immediately place the affected Equipment and Software in good condition and working order, (b) replace the affected item with like equipment or software in good condition and transfer clear title and any sublicense to Lessor, or (c) pay to Lessor, within thirty (30) days of the Event of Loss, an amount equal to the Stipulated Loss Value ("SLV") as defined below, for such affected Equipment or Software plus any other unpaid amounts then due under the Lease. If an Event of Loss occurs as to part of a System for which the SLV is paid, a prorata amount of Rent shall abate from the date the SLV payment is received by Lessor. Upon payment of the SLV, title to the applicable Equipment and the sublicense to the applicable Software, shall pass to Lessee with no warranties, subject to the rights, if any, of the insurer.

The SLV shall be an amount equal to all future Rent from the last Rent Payment Date for which Rent has been paid to the end of the Term with each such payment discounted to present value at a simple interest rate of five percent (5%) per annum or the Lease Rate, as applicable, or, if such rate is not permitted by law, then at the lowest permitted rate, plus (a) if Lessee selects Purchase Option B, twenty percent of the product obtained by multiplying the total number of Rent payments shown on the Schedule for the applicable Term by the then periodic Rent, or (b) if Lessee selects Purchase Option C, the percent set forth in the Purchase Option C election in the Schedule times the Price as it may have been adjusted ("Percent Option Amount"). If Lessor receives any insurance proceeds, Lessor shall apply such proceeds to Lessee's outstanding obligations with any remaining sums to be delivered to Lessee.

12. INDEMNITY: Lessee shall indemnify Lessor against, and hold Lessor harmless from, and covenants to defend Lessor against, any and all losses, claims, liens, encumbrances, suits, damages, and liabilities (and all costs and expenses including, without limitation, reasonable attorney's fees) related to the Lease including, without limitation, the selection, purchase, delivery, ownership, condition, use, operation of a System, or violation of a Software Sublicense, or arising by operation of law (excluding any of the foregoing to the extent caused by the active gross negligence or willful misconduct of Lessor). Lessee shall assume full responsibility for or, at Lessor's sole option, reimburse Lessor for the defense thereof. This Section shall survive the termination of the Lease but not longer than the applicable statute of limitations.

13. TAX INDEMNITY: If Lessee selects Purchase Option B, the Lease is entered into based upon the assumptions ("Assumptions") that for federal, state, and local income tax purposes, Lessor shall be entitled to deduct, at the highest marginal rate of tax imposed on corporations, the maximum depreciation or cost recovery allowances provided in the Internal Revenue Code of 1986, as amended, and under state and local law in effect on the date Lessee executes the applicable Schedule. If, in its reasonable opinion, Lessor determines that its net after-tax economic yield or after-tax cash flow ("Net Economic Return") has been adversely affected as a result of a change in the Assumptions (a "Loss"), Lessee agrees to pay to Lessor, on demand, an amount which will cause Lessors' then Net Economic Return to equal the Net Economic Return that Lessor would have received had such Loss not occurred. Lessee shall have no right to inspect the tax returns of Lessor.

14. DEFAULT: Any of the following shall constitute an Event of Default: (a) Lessee fails to pay when due any Rent or other amount payable under a Lease that is not paid within ten (10) days of Lessee's receipt of written notice of nonpayment; (b) Lessee fails to perform any other material term in any Lease or other agreement given in connection with any Lease that continues uncured for twenty (20) days after Lessee's receipt of written notice thereof; (c) the inaccuracy of any material representation or warranty made by Lessee or any guarantor in connection with any Lease and the continuation thereof for thirty
(30) days or more; (d) Lessee attempts to make a Transfer (as defined in Section
10) without Lessor's prior written consent; (e) Lessee dissolves or ceases to do business as a going concern; (f) Lessee sells all or substantially all of its assets, merges or consolidates with or into, or reorganizes with any entity; (g) Lessee becomes insolvent, makes an assignment for the benefit of creditors, files a voluntary petition or has an involuntary petition filed or action commenced against it under the United States Bankruptcy Code or any similar federal or state law; (h) Lessee fails to perform its obligations under any other Lessee or agreement with Lessor; or (i) Any partner of Lessee or any guarantor takes any actions described in subsections (e), (f), or (g) above.

15. REMEDIES: If an Event of Default has occurred, Lessor shall have the right to exercise one or more of the following remedies set forth below. Lessor may
(a) terminate and/or declare an Event of Default under any Lease or other agreement with Lessee; (b) recover from Lessee all Rent and any and all amounts then due and unpaid, and (c) recover from Lessee all Rent and other amounts to become due, by acceleration or otherwise (plus, if the System is not returned in accordance with Section 9 of the applicable Schedule, an amount equal to (i) Lessor's reasonable estimate of the fair market value of the System at the end of the applicable Term if Lessee selects Purchase Option B in the Schedule, or
(ii) if Lessee selects Purchase Option C in the Schedule, Percent Option Amount. The amounts described in subsection (c) shall be present valued using a five percent (5%) simple interest rate per annum or the Lease Rate, as applicable, or, if such rate is not permitted by law, then at the lowest permitted rate. The amounts set forth in subsections (b) and (c) above shall be the agreed upon damages ("Lessor's Loss"). Lessor may also charge Lessee interest on the Lessor's Loss from the date of the Event of Default until paid at the rate of one and one-half percent (1-1/2%) per month, but in no event more than the maximum rate permitted by law; demand the Lessee return any System to Lessor in the manner provided in Section 9 of the Schedule, and take possession of, render unusable, or disable any System wherever located, with or without demand or notice or any court order or any process by law.

Upon repossession or return of a System, Lessor shall have the right to sell, lease or otherwise dispose of the System, with or without notice and by public or private bid, and shall apply the net proceeds thereof, if any, toward Lessor's Loss but only after deducting from such proceeds (a) in the case of any reletting of the System, the rent due for any period beyond the scheduled expiration of the Lease; (b) in the case of sale, (i) if Lessee has elected Purchase Option B, the estimated fair market value of the System as of the scheduled expiration of the Term of the Lease, or (ii) if Lessee has elected Purchase Option C, an amount equal to the Percent Option Amount; and (c) all expenses including, without limitation, reasonable attorney's fees incurred in enforcement of any remedy. Lessee shall be liable for any deficiency if the net proceeds available after the permitted deductions are less than Lessor's Loss. No right or remedy is exclusive of any other provided herein or permitted by law or equity. All rights and remedies shall be cumulative and may be enforced concurrently or individually from time to time.

16. ASSIGNMENT: Lessor may, without notice to or the consent of Lessee, sell, assign, grant a security interest in, or pledge its interest in all or a portion of a System and/or a Lease and any amounts payable hereunder to any third party ("Assignee"). Lessee shall, if directed, pay all Rent and other amounts due to Assignee free from any claim or counterclaim, defense or other right which Lessee may have against Lessor. Lessor shall be relieved of its future obligations under the Lease as a result of such assignment if Lessor assigns to Assignee its interest in the System and Assignee assumes Lessor's future obligations. WITHOUT LESSOR'S PRIOR WRITTEN CONSENT, LESSEE SHALL NOT ASSIGN, SUBLEASE, TRANSFER, PLEDGE, MORTGAGE OR OTHERWISE ENCUMBER ("TRANSFER") ANY SYSTEM OR ANY LEASE OR ANY OF ITS RIGHTS THEREIN OR PERMIT ANY LEVY, LIEN OR ENCUMBRANCE THEREON. Any attempted non-consensual Transfer by Lessee shall be void ab inibo. No Transfer shall relieve Lessee of any of its obligations under a Lease.

17. ORGANIZATION AND AUTHORITY: Lessee is duly organized, validly existing and in good standing under the laws of its State of formation and in any jurisdiction where a System is located. Lessee has the power and authority to execute, delivery and perform each Lease. The person executing this Agreement and any Schedules on behalf of Lessee has been given authority to bind the Lessee and each Lease constitutes or will constitute a legally binding and enforceable obligation of the Lessee. The execution, delivery and performance of each Lease is not and will not be in contravention of, or will not result in a breach of, any of the terms of Lessee's organizational documents, and any agreements, contracts or instruments to which Lessee is a party or under which it is bound.

18. NOTICES: Notices, demands and other communications shall be in writing and shall be sent by hand delivery, certified mail (return receipt requested), or overnight courier service, or facsimile transmission (effective upon transmission) with a copy sent by one of the foregoing methods, to Lessee at the address or facsimile number stated above and to Lessor at 220 Athens Way, Nashville, Tennessee 37228-1314. Attention: V.P. Finance, or facsimile no. (615) 734-6110. Notices shall be effective upon the earlier of actual receipt or four days after the mailing date. Either party may substitute another address by such written notice.

19. JURISDICTION AND GOVERNING LAW: EACH LEASE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TENNESSEE AND THE LESSEE CONSENTS AND AGREES THAT, AT LESSOR'S OPTION, PERSONAL JURISDICTION, SUBJECT MATTER JURISDICTION AND VENUE SHALL BE WITH THE COURTS OF THE STATE OF TENNESSEE, OR THE FEDERAL COURT FOR THE MIDDLE DISTRICT OF TENNESSEE.

20. MISCELLANEOUS: (a) Any failure of Lessor to require strict performance by Lessee, or any waiver by Lessor of any provision of a Lease, shall not be construed as a consent to or waiver of any other breach of the same or of any other provision. (b) If there is more than one Lessee, the obligations of each Lessee are joint and several. (c) Lessee agrees to execute and deliver, upon demand, any documents necessary, in Lessor's reasonable opinion, to evidence the intent of a Lease, and/or to protect Lessor's interest in a System. Lessee appoints Lessor as its attorney-in-fact for the sole purpose of executing and delivering any UCC financing statements. Lessee agrees to pay Lessor's out-of-pocket costs of filing and recording such documentation. (d) Lessee shall deliver to Lessor such additional financial information as Lessor may reasonably request. (e) If any provision shall be held to be invalid or unenforceable, the validity and enforceability of the remaining provisions shall not in any way be affected or impaired. (f) In the event Lessee fails to pay or perform any obligations under a Lease, Lessor may, at its option, pay or perform such obligation, and any payment made or expense incurred by Lessor in connection therewith shall be due and payable by Lessee upon Lessor's demand with interest thereon accruing at the maximum rate permitted by law until paid. (g) Time is of the essence in each Lease. (h) Lessee shall pay Lessor, on demand, all costs and expenses, including reasonable attorneys' and collection fees, incurred by Lessor in enforcing the terms and conditions of a Lease or in protecting Lessor's rights and interests in a Lease or a System. (i) LESSOR INTENDS TO COMPLY WITH ALL APPLICABLE LAWS, INCLUDING THOSE CONCERNING THE REGULATION OF INTEREST. Therefore, no lease charge, late charge, fee or interest, if applicable, is intended to exceed the maximum amount permitted to be charged or collected by applicable law. If one or more of such charges exceed such maximum, then such charges will be reduced to the legally permitted maximum charge and any excess charge will be used to reduce the future Rent and/or the Price of the System or refunded. (j) Each Lease may be executed by one or more of the parties on any number of separate counterparts (which may be originals or copies sent by facsimile transmission), each of which counterparts shall be an original. (k) Each Lease constitutes the entire agreement between Lessor and Lessee with respect to the subject matter thereof and supersedes all previous writing and understandings of any nature whatsoever. (l) No agent, employee, or representative of Lessor has any authority to bind Lessor to any representation or warranty concerning any System and, unless such representation or warranty is specifically included in a Lease, it shall not be enforceable by Lessee against Lessor.

Lessor      NTFC Capital Corporation                      Agreement Addendum

Lessee      Star Vending, Inc.                            Agreement No.
            d/b/a Star Telecommunications, Inc.               54273



Contemporaneously with entering into the Agreement referenced above, Lessee and Lessor agree to the following amendments to the Agreement:

1. SECTION 1. LEASE. The words "since the later of January 30, 1996 or the date financial information was last delivered by Lessee to Lessor," are added at the end of the first sentence of the second paragraph of Section 1.

The following is added as an additional conditions precedent in paragraph 2 of
Section 1 of the Lease.

     (c) Lessee shall have obtained a release from Metrobank releasing any and all right, title and interest it may have in any Lease or the Systems subject thereto.

     (d) No Event of Default, or no event which, with the giving of notice or passage of time or both, would constitute an Event of Default, has occurred and is continuing.

The following is added as the third paragraph of Section 1.

     The Price of all Systems subject to all Leases entered into pursuant to this Agreement, including any Purchase Price Payment adjustments, CSO Equipment (as defined in the Schedule) and Equipment and Software added as a result of JCO's (as defined in Section 3 thereof) shall not exceed $3,200,000 in the aggregate. All Leases entered into pursuant to this Agreement must commence on or before December 31, 1996.

2. SECTION 2. TERM, RENEWAL AND EXTENSIONS. The second, third and fourth sentences of Section 2 are deleted and the following substituted in lieu thereof:

     If Lessee selects Purchase Option B or C in the Schedule, Lessee must give Lessor not less than four (4) months written notice of its intent to (a) renew the Lease ("Option Renewal Term") with such renewal to be on the same terms and conditions as the Lease for the Initial Term, except that the Optional Renewal Term shall be for a six month period commencing on the first day after the expiration date of the Initial Term, and the Rent for the System during the Optional Renewal Term shall be equal to the then fair market rental value for the System; (b) exercise its purchase option set forth in Section 10 in the Schedule, or (c) return the System in accordance with Section 9 of the Schedule.

     In the event the Lessee does not notify Lessor in writing of its election, the Lease shall be automatically renewed for a six-month period ("Automatic Renew Term"). Such renewal shall be on the same terms and conditions as the Lease for the Initial Term including the Rent for the Automatic Renewal Term which shall be equal to the Rent during the Initial Term. The "Renewal Term" shall mean the Optional Renewal Term or the Automatic Renewal Term, as applicable.

     After the end of the Renewal Term, if any, the Term of the Lease shall be automatically extended until terminated by either party as provided herein. Such extension shall be on the same terms and conditions as during the applicable Renewal term. Lessor and Lessee may terminate such Lease effective as of the first day of any calendar month after the end of the Renewal Term, by giving to the other not less than thirty (30) days prior written notice of such termination.

3. SECTION 3. RENT AND PAYMENT. The words "approved in writing by Lessee as evidenced by Lessee's initials on the Supplier invoice relative thereto" are added after "(JCO")" in the third sentence of the second paragraph of Section 3.

The fourth sentence of the second paragraph of Section 3 of the Agreement is deleted and the following substituted in lieu thereof:

     The following Lease Rate Factors shall be increased or decreased based upon changes from April 15, 1996 until the Commencement Date of a Lease in three
     (3) year Treasury Constant Maturities' ("Yield") as reported by the Federal Reserve Statistical Release (H.15 Report). For each five (5) basis points of increase or decrease (rounded downward to the nearest whole five (5) basis point increment or decrement) in the Yield, the Lease Rate Factors shall be increased or decreased, respectively by the applicable Adjustment Factors set forth below. This adjusted Lease Rate Factors shall be the Lease Rate Factors used to determine the Rent relative to the Schedule.



NTFC CAPITAL CORPORATION                 STAR VENDING, INC
                                         D/B/A/ STAR TELECOMMUNICATIONS, INC

BY /s/ L.W. Middleton                    BY /s/ Mary Casey
  -----------------------------------       ------------------------------------
       Authorized Representative                  Authorized Representative

PRINT NAME L.W. Middleton                PRINT NAME Mary Casey
          ---------------------------               ----------------------------
TITLE Secretary      DATE 12/17/96       TITLE President      DATE 10-31-96
     ---------------      -----------         ---------------      -------------

Lease payment Nos.            Lease Rate Factors          Adjustment Factors
      1-12                         .013173                     .0000180
      13-24                        .015808                     .0000216
      25-72                        .018443                     .0000251

The words "legal staff of" are deleted from the last sentence of the third paragraph of Section 3.

4. SECTION 4. DELIVERY. The word "engineering," is added after the word "All" in the first sentence of Section 4.

5. SECTION 9. DISCLAIMER OF WARRANTIES AND DAMAGES. The words "ACTIVE GROSS" are deleted from the last line of the first paragraph of Section 9.

6. SECTION 10. INSURANCE. The word "reasonably" is added prior to the word "satisfactory" in the third sentence of Section 10.

7. SECTION 12. INDEMNITY. The words "active gross" are deleted from the second parenthetical in Section 12.

8. SECTION 13. TAX INDEMNITY. The text of Section 13 is deleted in its entirety and the following is substituted in lieu thereof:

     The Lease is entered into based on the assumptions ("Assumptions") that for federal, state, and local income tax purposes, Lessor: (a) shall be the owner of the System and (b) shall be entitled to deduct, at the highest marginal rate of tax imposed on corporations in effect on the date Lessee executes the Lease ("Execution Date") (i) interest expense incurred to finance the Price of the System, (ii) the maximum depreciation or cost recovery allowances provided in the Internal Revenue Code of 1986 in effect on the Execution Date, based on the Price, and (iii) any similar allowances provided for by state and local income tax codes in effect on the Execution Date, based on the Price. If, in its reasonable option, Lessor determines that its net after-tax economic yield or after-tax cash flow ("Net Economic Return") has been adversely affected as a result of a change in the Assumptions caused in whole or in part, directly or indirectly, by (x) any act or failure to act of Lessee, (y) the breach of or inaccuracy of any of Lessee's representations and warranties set forth in any Lease, or (z) any use of any System by Lessee which would prevent deductions for depreciation or cost recovery allowances as set forth above (a "Loss"), Lessee agrees to pay to Lessor, on demand, and amount which will cause Lessor's then Net Economic Return to equal the Net Economic Return that Lessor would have received had such Loss not occurred. For purposes of this paragraph, the term "Lessor" shall include any affiliated group of which Lessor is a member for purposes of filing consolidated tax return. Lessee agrees that it shall have no right to inspect the tax returns of Lessor.

9. SECTION 14 DEFAULT. The words "without Lessor's prior written consent" are added at the end of subsection (f) of Section 14 prior to the semicolon.

The following is added as the second paragraph of Section 14.

     With respect to Section 14 (f) above, Lessor consents to the Reorganization defined and described as follows subject to the terms and conditions setforth below. Lessee is currently a corporation incorporated under the laws of the State of Nevada. On or before December 31, 1996, (a) Lessee will incorporate a wholly owned subsidiary under the laws of the State of Delaware under a name yet to be determined, and (b) merge the Nevada corporation into the Delaware corporation. The Nevada corporation will be merged out of existence with the Delaware corporation being the surviving corporation. As a result of the merger, all assets and liabilities of the Nevada corporation will be assets and liabilities of the Delaware corporation and all of the outstanding capital stock of the Nevada corporation will be exchanged by the shareholders for the common stock of the Delaware corporation. The foregoing is collectively called "Reorganization." Lessor's consent to this Reorganization is conditioned upon Lessee providing Lessor within five days of the date of Reorganization, the following: (a) a certified copy of the Articles of incorporation showing the name of the reorganized entity, (b) appropriate UCC financing statements, and (c) a document evidencing the assumption by the reorganized entity of all obligations of Lessee under this Lease, all of which shall be in a form and substance satisfactory to Lessor.

10. SECTION 17. ORGANIZATION AND AUTHORITY. The text of Section 17 is deleted in its entirety and the following substituted in lieu thereof:

     Lessee is duly organized, validly existing, and in good standing under the laws of the state of its formation and in any jurisdiction where a System is located. Lessee has the corporate power and authority to execute, deliver, and perform each Lease. The person executing this Agreement and any Schedules on behalf of Leases has been given authority to bind the Lessee, and each Lease constitutes or will constitute a legally binding and enforceable obligation of the Lessee, except as such enforcement may be limited by provision of applicable bankruptcy, insolvency, moratorium, or similar laws affecting the rights of creditors generally. The execution, deliver, and performance of each Lease is not and will not be in contravention of, or will not result in a breach of, any of the terms of Lessee's organizational documents, and any agreements, contracts, or instruments to which Lessee is a party or under which it is bound; provided, however, that Lessee shall not be deemed to have violated this representation as a result of any failure to comply that would not have a Material Advance Effect.

11. SECTION 19. JURISDICTION AND GOVERNING LAW. The text of Section 19 is deleted and the following substituted in lieu thereof

EACH LEASE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

12. SECTION 20. MISCELLANEOUS. The text of subsection (d) is deleted.

The following new sections are added to the Agreement.

21. AFFIRMATIVE COVENANTS. In addition to other covenants set forth herein, Lessee hereby agrees that as long as this Agreement remains in effect or any amount is owing to Lessor or under any Lease, Lessee shall keep and perform fully each and all of the following covenants. Lessee shall:

     (a) Maintain it corporate existence, good standing and rights in full force and effect in its jurisdiction of incorporation. Lessee shall qualify and remain qualified and in good standing as a foreign corporation in each jurisdiction in which failure to receive or retain such qualification would have a Material Advance Effect on the business, operations or financial condition of Lessee as a whole.

     (b) Comply with all laws applicable to Lessee or its properties (including, without limitation, any employee benefit law, and tax law, securities law, product safety law, occupational safety or health law, communications and utilities law, environmental protection or pollution control law, and hazardous waste or toxic substances management, handling or disposal law) in all respect, provided that Lessee shall not be deemed to be in violation of this Section as a result of any failures to comply which would not results in fines, penalties, injunctive relief or other civil or criminal liabilities which, in the aggregate, would have a Material Advance Effect.

     (c) Lessee shall at all times obtain and maintain in force all authorizations, permits, consents, approvals, licenses, franchises, exemptions and other action by, and all registrations, qualifications, designations, declarations and other filings with, any governmental authority necessary in connection with execution and delivery of this Agreement, consummation of the transactions herein or therein contemplated, performance of or compliance with the terms and condition hereof or thereof or to ensure the legality, validity and enforceability hereof or thereof provided that Lessee shall not be deemed to be in violation of this Section as a result of any failure to comply which would not have a Material Advance Effect.

     (d) Pay its taxes and discharge its liabilities as and when due, except if contested in good faith by appropriate proceedings;

     (e) Comply in all respects with all material agreements or instruments to which it is a party or by which it or any of its properties are bound; and

     (f) Notify Lessor at least sixty (60) days prior to the date of Mr. Christopher Edgecomb ceases to be an employee.

     In the event of Mr. Christopher Edgecomb to be an employee of Lessee, and Lessor finds in its reasonable opinion that such cessation of employment will have a Material Advance Effect on Lessee, Lessee shall, within thirty
     (30) days of a receipt of a demand therefore, pay to Lessor (a) all Rent and any and all amounts then due and unpaid and (b) all Rent and other amounts to become due, by acceleration or otherwise discounted to present value using a five percent (5%) simple interest rate per annum, or if such rate is not permitted by law, then at the lowest permitted rate. Lessee shall either immediately return the System to Lessor or purchase the System for its then fair market value. Notwithstanding the foregoing, the preceding requirement shall be eliminated upon the occurrence of one of the following (a) NTFC receives satisfactory evidence that the Lessee has successfully completed an initial public offering of its stock in an amount not less than fifteen million dollars: or (b) NTFC determines that the Lessee has maintained a Debt Service Coverage Ratio in excess of 2.5:1 for two consecutive fiscal years.

22. FINANCIAL COVENANTS. In addition to other covenants set forth herein, Lessee hereby agrees that as long as this Agreement remains in effect or any amount is owing to Lessor or under any Lease, Lessee will comply with the following ratios and covenants on a consolidated and non-consolidated basis as such covenants may be adjusted in accordance with this Section;

     (a) A ratio of Current Assets to Current Liabilities of greater than 1.10:1.

     (b) Tangible Effective Net Worth in an amount not less than $17,500,000 as of 12/31/96, increasing to $22,500,000 by 6/30/97.

     (c) A ratio of Total Liabilities (less Subordinated Debt) to Tangible Effective Net Worth of less than 2.5:1.00 at 12/31/96, 3.0:1.00 at 3/31/97 and 2.75:1 at 6/30/97.

     (d) Net Income after taxes not less than $500,000 at 12/3196, $750,000 at 3/31/97 and $1,000,000 at 6/30/97.

     (e) A ratio, calculated in arrears on a rolling four quarter basis, of Cash Flow to Debt Service plus capital expenditures of not less than 1.75:1 at 12/31/96, 1.50:1 at 3/31/97 and 1.75:1 at 6/30/97

In the event the covenants contained in the Revolving Credit Loan and Security Agreement dated October 4, 1996 between Lessee and Metrobank ("Metrobank Loan") are amended, without further action on the part of Lessor and Lessee, the covenants contained in this Section shall be automatically amended to the extent necessary to be identical to the respective covenants in the Metrobank Loan, as amended.

23. REPORTING REQUIREMENTS. Lessee shall furnish to Lessor each of the following items:

     (a) As soon as practicable, and in any event within ninety (90) days after the close of each fiscal year of Lessee, Lessee shall furnish or cause to be furnished to Lessor consolidated statement of income, cash flow and retained earnings of Lessee for such fiscal year and the consolidated balance sheet of Lessee as of the close of such fiscal year, and notes to each, all in reasonable detail, and, beginning with Lessee's second full fiscal year, setting forth in comparative form the corresponding figures for the preceding fiscal year, with such consolidated statements and balance sheet to be certified (without qualification) by independent certified public accountants of recognized national standing selected by Lessee and reasonably satisfactory to Lessor. In addition, Lessee shall furnish consolidating work papers for the statements of income and balance sheet of Lessee an unaudited statement of all consolidating eliminations.

     (b) Within thirty (30) days after the last Business Day of each month (other than the last month of each fiscal year), Lessee shall furnish to

     Lessor (i) unaudited consolidated statements of income, cash flow and retained earnings for Lessee for such month and for the period from the beginning of Lessee's then current fiscal year to the end of such month, and an unaudited consolidated balance sheet of Lessee as of the end of such month, all in reasonable detail and certified by a responsible officer of Lessee as presenting fairly the financial position of Lessee as of the end of such month and the results of their operations and the changes in their financial position for such month, in conformity with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to Lessor, subject to year end audit adjustments, and (ii) an aging of accounts payable and accounts receivable.

     (c) As soon as practical, and in any event within twenty (20) days of a receipt of a request therefore, Lessee shall provide Lessor with such other information concerning its business, records or financial conditions as Lessor may reasonably request including annual updates of five year projections.

24. Definitions. In addition to other words and terms defined elsewhere in a Lease, the following words and terms shall have the following meanings unless the context otherwise clearly requires.

     "Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in Nashville, Tennessee or California are authorized law to close.

     "Cash Flow" means during any fiscal period of Lessee, the sum of (i) net income (or loss) (which may be a positive or negative number) for such period plus (ii) all non-cash items deducted in determining such net income (or loss), minus (iii) all non-cash items added in determining such net income (or loss) during such period, less (iv) any equity payments or payments on Subordinated Debt made during such period.

     "Current Assets" means, as of any applicable date of determination, all cash, non-affiliated customer receivables, United States government securities, claims against the United States government, and inventories.

     "Current Liabilities" means, as of any applicable date of determination,
     (i) all liabilities of a Person that should be classified as current in accordance with GAAP, including without limitation any portion of the principal of the indebtedness classified as current, plus (ii) to the extent not otherwise included, all liabilities of the Lessee to any of its affiliates whether or not classified as current in accordance with GAAP.

     "Debt service" means for any fiscal period of Lessee, the sum of all principal and interest payments that Lessee is required to make during such period on account of all of its indebtedness including, without limitation,
     (a) amounts due during such period on account of capitalized leases, (b) the then current portion of any long-term indebtedness, (c) amounts due on short-term indebtedness, and (d) amounts due under this Agreement or any lease.

     "Debt Service Coverage Ratio" means at the end of any fiscal period, the ratio of Lessee's Cash Flow for such fiscal period to Lessee's Debt Service for such fiscal period.

     "GAAP" means as of any applicable period, generally accepted accounting principles in effect during such period.

     "Material Adverse Effect" means a material adverse effect on, or material adverse change in, all cases whether attributable to a single event or an aggregation of circumstances or events (i) the business operations or financial condition of Lessee, (ii) the ability of Lessees to perform obligations under any Lease, or (iii) Lessor's ability to enforce the rights and remedies granted under any Lease.

     "Net Income" means the net income (or loss) of a person for any period determined in accordance with GAAP but excluding in any event:

     (a) any gains or losses on the sale or other disposition, not in the ordinary course of business, of investments fixed or capital assets, and any taxes on the excluded gains and any tax deductions or credits on account on any excluded losses; and

     (b) in the case of the Lessee, net earning of any Person in which Lessee has an ownership interest, unless such net earning shall have actually been received by Lessee in the form of cash distributions.

     "Person" or "person" means and includes any individual, corporation, partnership, joint venture, association, trust, incorporated association, joint stock company, government, municipality, political subdivision or agency, or other entity.

     "Subordinated Debt" means indebtedness of the Lessee to third parties which has been subordinated to Lessee's obligations to Lessor pursuant to a subordination agreement in form and content satisfactory to Lessor.

     "Tangible Effective Net Worth" means net worth as determined in accordance with GAAP consistently applied, increased by Subordinated Debt, if any, and decreased by the following: patents, licenses, goodwill, subscription lists, organization expenses, trade receivable converted to notes, money due from affiliates (including officers, directors, subsidiaries and commonly held companies).

     "Total Liabilities" means the total of all items of indebtedness, obligations or liability which, in accordance with GAAP consistently applied, would be included in determining the total liabilities of the Lessee as of the date Total Liabilities is to be determined, including without limitation (a) all obligations secured by any mortgage, pledge, security interest or other lien on property owned or acquired, whether or not the obligations secured thereby shall have been assumed; (b) all obligations which are capitalized lease obligations; and (c) all guaranties, endorsements or other contingent or surety obligations with respect to the indebtedness of others, whether or not reflected on the balance sheets of the Lessee, including any obligation to furnish funds, directly or indirectly through the purchase of goods, suppliers, services or by the way of stock, capital contribution, advance or loan or any obligation to enter into a contract for any of the foregoing.

     All financial covenants shall be computed in accordance with GAAP consistently applied except as otherwise specifically set forth in this Agreement. All monies due from affiliates (including officers, directors and shareholders) shall be excluded from Lessee's assets for all purposes hereunder.

Lessor      NTFC Capital Corporation                          Agreement Addendum

Lessee      Star Vending, Inc.                                 Agreement No.
            d/b/a Star Telecommunications, Inc.                    54273


Contemporaneously with entering into the Agreement addendum dated October 31, 1996 relative to the Agreement referenced above, Lessee and Lessor agree to the following amendment to Agreement Addendum:


1. SECTION 3. RENT AND PAYMENT. The table contained in Section 3 of the Agreement Addendum is deleted and the following substituted in lieu thereof:



     "For Leases with Purchase Option B (FMV):


Lease Payment Nos.            Lease Rate Factors             Adjustment Factors
------------------            ------------------             ------------------
       1-12                       .013173                        .0000180
      13-14                       .015808                        .0000216
      25-72                       .018443                        .0000251


     For Lease with Purchase Option A ($1.00):


Lease Payment Nos.            Lease Rate Factor              Adjustment Factor
------------------            ------------------             ------------------
      1-72                        .019489                        .000025



NTFC CAPITAL CORPORATION                   STAR VENDING, INC
                                           d/b/a  STAR TELECOMMUNICATIONS, INC

BY /s/ L.W. Middleton                      BY /s/ Mary Casey
  --------------------------------------     -----------------------------------

PRINT NAME L.W. Middleton                  PRINT NAME Mary Casey
           -----------------------------              --------------------------

TITLE   Secretary    DATE 12/31/96         TITLE    President     DATE 12/23/96
      -------------       --------------         ---------------      ----------

Lessor                                                        Equipment Schedule

                 NTFC CAPITAL CORPORATION

Lessee           STAR VENDING, INC.
                 D/B/A  STAR TELECOMMUNICATIONS, INC.

Billing Address                                           Attention
                 740 STATE STREET                         MARY CASEY, PRESIDENT
                 SUITE 202

City                                                    State        Zip Code
                 SANTA BARBARA                           CA           93101

Installation Site             City             County        State      Zip Code
 624 SOUTH GRAND AVENUE    LOS ANGELES       LOS ANGELES       CA        90017

Supplier Name
 NW-CARRIER NETWORKS

Agreement No./Schedule No.                Price
 54273 / 54273                               $3,200,000.00

Date of Schedule                          Initial Term
                                          (months)
10/17/1996                                   072

Commitment Date                            Payment Period
10/10/96                                     /X/ Monthly      /  / Other________

Payment Nos.                      Lease Rate Factor             Rent
  1 - 12                          0.0131730                  $42,153.60
 13 - 24                          0.0158080                  $50,585.60
 25 - 72                          0.0184430                  $59,017.60

Purchase Option
/ /  (A)  $1.00                  /X/  (B)  FMV
/ /  (C)  ______________%

Advance Payment
$42,153.60

The Advance Payment shall be applied to the first 1 and last 0 Rent payment(s).

 TERMS AND CONDITIONS (The reverse side contains Terms and Conditions which are also a part of this Schedule)

The terms and conditions of the Master Lease Agreement between Lessor and Lessee referenced above are made a part of this Schedule. Lessor and Lessee hereby agree to the terms defined above and further agree as set forth herein.

1. ADVANCE PAYMENT: Lessee shall pay to Lessor, upon the execution and delivery of this Schedule, the advance payment set forth above ("Advance Payment") in consideration of the Lessor holding funds available to purchase the Equipment and obtain the Software and as compensation for Lessor's review of Lessee's credit and document preparation. Upon Lessor's acceptance of the Lease, the Advance Payment shall be applied to the payment of Rent as set forth above. Any Advance Payment shall be non-refundable if Lessee fails to timely provide all documentation or satisfy all conditions required by this Lease.

2. PURCHASE PRICE PAYMENTS: Lessee acknowledges that it has signed and received a copy of the Supplier Agreement. If Lessee is required to make payments to Supplier under the Supplier Agreement prior to the Commencement Date ("Purchase Price Payments"), Lessee requests Lessor to pay such payments subject to the following terms and conditions. The Price will be increased by adding a price adjustment for each Purchase Price Payment. Each such price adjustment shall be computed by multiplying the Purchase Price Payment paid by Lessor to Supplier by a rate equal to the "Base Lending Rate" from time to time designated by Citibank N.A., NY, NY in effect on the date Lessor makes the first Purchase Price Payment plus two and one-half percent, divided by 360, and multiplied by the actual number of days elapsed from the date of the Purchase Price Payment to the Commencement Date or, if the Lease does not commence, to the date Lessee refunds the Purchase Price Payments to Lessor in accordance with Section 3. In no event will all or any price adjustment(s) exceed any limits imposed by applicable law. The periodic Rent shall be increased as a result of adding to the Price of the System an amount equal to the total price adjustment(s).

3. ACCEPTANCE: Lessee agrees to accept the System for purposes of this Lease by signing the Acceptance Certificate within ten (10) days after the System has met the acceptance criteria specified in the Supplier Agreement. If Lessee fails or refuses to sign the Acceptance Certificate within such (10) ten day period, Lessor may declare Lessee's assignments and Lessor's agreement to pay the Price set forth in Section 1 of the Agreement and Section 2 of this Schedule to be null and void ab initio and thereupon the Lease shall terminate. Lessor shall then have no obligations under the Lease and Lessee shall, within ten (10) days of a demand therefore, immediately pay to Lessor all Purchase Price Payments and all price adjustment(s) under Section 2 herein as well as Lessor's out-of-pocket expenses.

4. MAINTENANCE, USE, AND OPERATION: At all times during the Term, at its sole cost and expense, Lessee shall maintain the System in good repair, condition and working order, ordinary wear and tear excepted. Lessee shall use the System and all parts thereof for its designated purpose and in compliance with all applicable laws, shall keep the System in its possession and control and shall not permit the System to be moved from the Installation Site set forth above without Lessor's prior written consent.

5. PERSONAL PROPERTY: The System is, and shall at all times remain, personal property even if the Equipment is affixed or attached to real property or any improvements thereon. At Lessor's request, Lessee shall, at no charge, promptly affix to the System any tags, decals, or plates furnished by Lessor indicating Lessor's interest in the System and Lessee shall not permit their removal or concealment. At Lessee's expense, Lessee shall (a) at all times keep the System free and clear of all liens and encumbrances, except those described in Section 6 and those arising through the actions of Lessor, and (b) otherwise cooperate to defend lessor's interest in the System and to maintain the status of the System and all parts thereof as personal property. If requested by Lessor, Lessee will, at Lessee's expense, furnish a waiver of any interest in the System from any party having an

A complete description of the System is set forth on the Equipment and Software Listing attached hereto and made a part hereof.

NTFC CAPITAL CORPORATION

BY   /s/  L. W. MIDDLETON
  ---------------------------------------
         Authorized Representative

PRINT NAME    L. W. Middleton
          -------------------------------

TITLE     Secretary       DATE   12/17/96
      -------------------      ----------

STAR VENDING, INC.
D/B/A STAR TELECOMMUNICATIONS, INC.

BY   /s/  MARY CASEY
  ---------------------------------------
         Authorized Representative

PRINT NAME          Mary Casey
          -------------------------------

TITLE   President         DATE   11-5-96
      -------------------      ----------
interest in the real estate or building in which the System is located. Lessor may inspect the System and any related maintenance records at any time during Lessee's normal business hours.

6. TRUE LEASE AND SECURITY INTEREST: If Lessee has selected Purchase Option B,
(a) Lessor holds title to the Equipment and the right to use the Software and Lessor shall be entitled to all tax benefits resulting therefrom, (b) Lessee shall have no right, title or interest therein, other than possession and use as a lessee and non-exclusive sublicensee, and (c) Lessee and Lessor intend the Lease to create a true lease and not a security interest, and the provisions of this Section or the filing of any financing statements with respect to the Lease shall not be deemed evidence of any contrary intent but of an attempt to protect Lessor's rights and title. Regardless of the purchase option selected, and without limiting or negating the foregoing sentence, to secure the performance of Lessee's obligations under this Lease including, without limitation, the repayment of any Purchase Price Payments, price adjustments and out-of-pocket expenses under Section 3 above, Lessee hereby grants to Lessor a first priority security interest in Lessee's existing and future right, title and interest in, to and under (i) the System including all additions, attachments, accessions, and leased Modifications and Additions (as defined in Section 7 below) thereto, and replacements therefor, (ii) the applicable Supplier Agreement, and (iii) all products and proceeds of the foregoing including, without limitation, insurance proceeds, rents and all sums due or to become due to Lessee without respect to any of the foregoing, and all monies received in respect thereof.

7. MODIFICATIONS, ADDITIONS AND ALTERATIONS: After the Commencement Date of this Lease and without notice to Lessor, Lessee may, at Lessee's expense, alter or modify any item of Equipment with an upgrade, accessory or any other equipment that meets the specifications of the System's manufacturer for use on or in connection with the System ("Modification") or with Software or other associated items or materials that meet the specifications of such manufacturer and are to be use on or in connection with such System ("Addition"). Any other modification or addition ("Alteration") shall be permitted only upon written notice to Lessor and at Lessee's expense and risk, and any such Alteration shall be removed and the System restored to its normal, unaltered condition at Lessee's expense prior to its return to Lessor. If not removed upon return of the System, any Modification or Addition shall become, without charge, the property of Lessor free and clear of all encumbrances. Restoration will include replacement of any parts removed in connection with the installation of an Alteration, Modification or Addition. Any Equipment or Software installed in connection with warranty or maintenance service or manufacturer's upgrades provided at no charge to Lessee shall be the property of Lessor.

8. LEASES FOR MODIFICATIONS AND ADDITIONS: During the Term of this Lease, at Lessee's request, Lessor may elect to lease to Lessee Modifications and Additions ("CSO Equipment") subject to the terms of this Lease. While the CSO Equipment shall be added to and become a part of this Lease as of the CSO Commencement Date (as defined below), the CSO Lease Addendum shall be assigned a separate Schedule number. The lease for CSO Equipment shall expire at the same time as this Lease. The applicable Lease Rate Factor shall be Lessor's then-current Lease Rate Factor for similar transactions based upon the remaining length of the Term. The rent for CSO Equipment shall be determined by Lessor who shall adjust the then-current Rent and notify Lessee in writing of such adjustment(s), which shall be effective as of the first day of the month following the date of the notice (or the date of the notice if it is the first day of the month) ("CSO Commencement Date"). Any adjustment notice shall be added to and become a part of this Lease.

CSO Equipment must be ordered by Lessee from the Supplier. On the date any CSO Equipment is delivered to Lessee, Supplier shall pass title to such CSO Equipment (other than any Software which shall be licensed and/or sublicensed) directly to Lessor. Such title shall be good and marketable and free and clear of any and all liens and encumbrances of any nature whatsoever. Lessor shall promptly pay to Supplier the appropriate price of the CSO Equipment after the later of (a) the date the CSO Equipment is installed and functioning, or (b) Lessor's receipt of a full and complete listing of the CSO Equipment and the Supplier's invoice. No interest shall be payable by Lessor to Supplier with respect to such payment. Lessor's agreement to lease any CSO Equipment is subject to the condition that the Price payable to Supplier with respect thereto shall not exceed $100,000.00 or be less than $1,000.00, and is subject to satisfactory credit review by Lessor of Lessee's credit at the time of the CSO.

9. RETURN OF SYSTEM: (a) Upon any termination of this Lease pursuant to the term hereof prior to the end of the Term, (b) at Lessor's request upon the occurrence of an Event of Default, or (c) if Lessee has not exercised its Purchase Option set forth herein at the end of the applicable Term, Lessee shall, at its own risk and sole expense, immediately return the System to Lessor by properly removing, disassembling and packing it for shipment, loading it on board a carrier acceptable to Lessor, and shipping the same to a destination in the continental United States specified by Lessor, freight and insurance prepaid. The returned System shall be in the same condition and operating order as existed when received, ordinary wear and tear excepted. If the Lessee does not immediately return the System to Lessor as required, Lessee shall pay to Lessor, on demand, an amount equal to the then-current Rent prorated on a daily basis for each day from and including the termination or expiration date of the Lease through and including the day Lessee ships the System to Lessor in accordance with this Section . Lessee shall pay to Lessor, upon written demand, any amount necessary to place the System in good repair, condition and working order, ordinary wear and tear excepted.

10. PURCHASE OPTION: At the expiration of the initial Term or any Term, if Lessee has performed all terms and conditions of the Lease, except the return of the System pursuant ot Section 9 herein, Lessee shall have the right to purchase all, but not less than all, of the Equipment and all leased Modifications and to receive an assignment of all, but not less than all, non-exclusive sublicenses to use the Software and Additions, if any, for the purchase price described below subject to the following terms and conditions:

If Lessee has elected Purchase Option B or C above, Lessee shall provide written notice to Lessor at least six (6) months prior to such purchase that Lessee has elected to exercise its Purchase Option. In any event, upon exercise of its purchase option, Lessee shall purchase the Equipment and all leased Modifications and obtain a non-exclusive sublicense to use the associated Software and Additions, AS-IS, WHERE-IS, WITH ALL FAULTS AND SUBJECT TO THE SAME DISCLAIMERS OF WARRANTIES AND DAMAGES AS SET FORTH IN SECTION 9 OF THE AGREEMENT. Lessee also shall be responsible for the payment of any sales tax or other fees in connection with Lessee's exercise of this Purchase Option. The purchase price shall be due and payable to Lessor by Lessee at the expiration of the applicable Term.

Upon satisfaction by Lessee of the purchase conditions, Lessor's sole and exclusive obligations under this Purchase Option shall be to deliver to Lessee good title to such Equipment and leased Modifications such as Lessor received from the Supplier, to assign to Lessee a non-exclusive sublicense, as described in the Supplier Agreement, to use the associated Software and Additions, free and clear of all liens, encumbrances and rights of others arising solely out of or created by Lessor's actions. Lessor's assignment of the sublicense is limited to such sublicense as Lessor can assign without incurring further cost and is subject to all applicable terms and conditions of the license and/or sublicense set forth in the Supplier Agreement.

The purchase price shall be as follows:

(a) Purchase Option A. If Lessee has selected Purchase Option A above, the purchase price shall be $1.00.

(b) Purchase Option B. If Lessee has selected Purchase Option B above, the purchase price shall be the installed fair market value thereof assuming the System is in good repair, condition and working order, ordinary wear and tear excepted ("FMV"). The FMV shall be determined by Lessor and Lessee. If Lessor and Lessee are unable to agree, the FMV shall be determined by an independent appraiser selected by Lessor and approved by Lessee which approval shall not be unreasonably withheld or delayed. Lessee shall bear the fees of the appraiser.

(c) Purchase Option C. If Lessor has selected Purchase Option C, the purchase price shall be the product obtained by multiplying the Price, as it may have been adjusted, by the percent set forth in Option C above.

11. LEASE RATE: By signing a Lease with a Purchase Option A or Purchase Option C, Lessee agrees to pay Rent (consisting of a principal payment for Equipment and, if applicable, Software, Maintenance, and/or other costs) based on the Price of such items and a Lease charge derived from an implied interest rate ("Lease Rate"). The Lease Rate, as used to calculate the portion of each monthly Rent payment that constitutes a lease charge, may be determined by applying to the Price, the rate that will amortize such Price (adjusting for any Advance
Rent) down to the amount of the Purchase Option at a constant rate over the Initial Term by payment of the monthly Rent. The Lease Rate is the constant rate referred to in the preceding sentence. The Lease Rate can also be calculated using the Price as the present value, the Purchase Option as the future value, the Rent as the payment and the stated Term.

Lessor                                            Equipment and Software Listing
          NTFC CAPITAL CORPORATION

Lessee    STAR VENDING, INC.                      Agreement No./Schedule No.
          D/B/A  STAR TELECOMMUNICATIONS, INC.        54273 / 54273

Lessor and Lessee agree that the following described Equipment and Software are subject to the Master Lease Agreement and Schedule referenced above.

             1   DMS 250/300 SWITCH

Lessor                                                         Schedule Addendum
          NTFC CAPITAL CORPORATION

Lessee    Star Vending, Inc.                      Agreement No./Schedule No.
          d/b/a  Star Technologies, Inc.              54273 / 54273


Contemporaneously with entering into the Schedule to the Agreement referenced above, Lessee and Lessor agree to the following amendments to the Schedule.

1. SECTION 1. ADVANCE PAYMENT. The word "Any" is deleted as the first word of the last sentence of Section 1 and the words "An amount equal to fifty percent (50%) of any" substituted in lieu thereof.

2. SECTION 4. MAINTENANCE, USE AND OPERATION. The words "to the extent such release may be obtained from or through Supplier" are added at the end of the second sentence of Section 4.

3. SECTION 5. PERSONAL PROPERTY. The words "upon not less than forty-eight (48) hours prior written notice by Lessor to Lessee" are added as the final words of the last sentence of Section 5.


NTFC CAPITAL CORPORATION

BY   /s/  L. W. MIDDLETON
   ------------------------------------
         Authorized Representative

PRINT NAME   L. W. Middleton
           ----------------------------
TITLE     Secretary    DATE  12/17/96
      ----------------      -----------


STAR VENDING, INC.
d/b/a STAR TELECOMMUNICATIONS, INC.

  BY   /s/  MARY CASEY
   ------------------------------------
         Authorized Representative

PRINT NAME   Mary Casey
           ----------------------------

TITLE   President      DATE   11-5-96
      ----------------      -----------

Lessor                                                    Acceptance Certificate
          NTFC CAPITAL CORPORATION

Lessee    STAR VENDING, INC.                        Agreement No./Schedule No.
          D/B/A  STAR TELECOMMUNICATIONS, INC.        54273 / 54273

This Acceptance Certificate is made with respect to that Master Lease Agreement and Schedule referenced above. Capitalized terms used herein shall have the same meanings assigned to them in the Agreement and the Schedule.

On behalf of Lessee, I hereby certify that all of the System described in the Schedule to the Agreement has been delivered to and received by the Lessee. The System has been examined by the Lessee and is in good operating order and condition and is satisfactory to the Lessee. Therefore, the System is irrevocably accepted by the Lessee for all purposes under the Lease as of the following date:

               11-5-96
-----------------------------------------
    (Insert Date of Acceptance)

By      /s/  MARY CASEY
   --------------------------------------
         Authorized Representative

Print Name      Mary Casey
           ------------------------------

Title    President     Date   11-5-96
      ---------------       -------------

Lessor                                                        Equipment Schedule
          NTFC CAPITAL CORPORATION

Lessee    STAR VENDING, INC.
          D/B/A  STAR TELECOMMUNICATIONS, INC.

Billing Address                             Attention
740 STATE STREET                            MARY CASEY, PRESIDENT
SUITE 202

City                                 State                             Zip Code
SANTA BARBARA                         CA                                 93101

Installation Site                  City         County        State    Zip Code
60 HUDSON STREET SUITE 1215      NEW YORK,     NEW YORK,       NY        10013

Supplier Name
NORTEL COMMUNICATIONS SYSTEMS, INC.

Agreement No./Schedule No.                 Price
54273/3002296-002                          $3,200,000.00

Date of Schedule                           Initial Term
                                           (months)
12/18/96                                        072

Commitment Date                            Payment Period

       12-20-96                            /X/ Monthly      /  / Other_________

Payment Nos.                    Lease Rate Factor                       Rent
1 - 72                              .019489                          $62,364.80

Purchase Option
/X/   (A)  $1.00                                / /  (B)  FMV
/ /   (C)  ______________%

Advance Payment
   $62,364.80
   --------------------

The Advance Payment shall be applied to the first 1 and last 0 Rent payment(s).

 TERMS AND CONDITIONS (The reverse side contains Terms and Conditions which are also a part of this Schedule)

The terms and conditions of the Master Lease Agreement between Lessor and Lessee referenced above are made a part of this Schedule. Lessor and Lessee hereby agree to the terms defined above and further agree as set forth herein.

1. ADVANCE PAYMENT: Lessee shall pay to Lessor, upon the execution and delivery of this Schedule, the advance payment set forth above ("Advance Payment") in consideration of the Lessor holding funds available to purchase the Equipment and obtain the Software and as compensation for Lessor's review of Lessee's credit and document preparation. Upon Lessor's acceptance of the Lease, the Advance Payment shall be applied to the payment of Rent as set forth above. Any Advance Payment shall be non-refundable if Lessee fails to timely provide all documentation or satisfy all conditions required by this Lease.

2. PURCHASE PRICE PAYMENTS: Lessee acknowledges that it has signed and received a copy of the Supplier Agreement. If Lessee is required to make payments to Supplier under the Supplier Agreement prior to the Commencement Date ("Purchase Price Payments"), Lessee requests Lessor to pay such payments subject to the following terms and conditions. The Price will be increased by adding a price adjustment for each Purchase Price Payment. Each such price adjustment shall be computed by multiplying the Purchase Price Payment paid by Lessor to Supplier by a rate equal to the "Base Lending Rate" from time to time designated by Citibank N.A., NY, NY in effect on the date Lessor makes the first Purchase Price Payment plus two and one-half percent, divided by 360, and multiplied by the actual number of days elapsed from the date of the Purchase Price Payment to the Commencement Date or, if the Lease does not commence, to the date Lessee refunds the Purchase Price Payments to Lessor in accordance with Section 3. In no event will all or any price adjustment(s) exceed any limits imposed by applicable law. The periodic Rent shall be increased as a result of adding to the Price of the System an amount equal to the total price adjustment(s).

3. ACCEPTANCE: Lessee agrees to accept the System for purposes of this Lease by signing the Acceptance Certificate within ten (10) days after the System has met the acceptance criteria specified in the Supplier Agreement. If Lessee fails or refuses to sign the Acceptance Certificate within such (10) ten day period, Lessor may declare Lessee's assignments and Lessor's agreement to pay the Price set forth in Section 1 of the Agreement and Section 2 of this Schedule to be null and void ab initio and thereupon the Lease shall terminate. Lessor shall then have no obligations under the Lease and Lessee shall, within ten (10) days of a demand therefore, immediately pay to Lessor all Purchase Price Payments and all price adjustment(s) under Section 2 herein as well as Lessor's out-of-pocket expenses.

4. MAINTENANCE, USE, AND OPERATION: At all times during the Term, at its sole cost and expense, Lessee shall maintain the System in good repair, condition and working order, ordinary wear and tear excepted. Lessee shall use the System and all parts thereof for its designated purpose and in compliance with all applicable laws, shall keep the System in its possession and control and shall not permit the System to be moved from the Installation Site set forth above without Lessor's prior written consent.

5. PERSONAL PROPERTY: The System is, and shall at all times remain, personal property even if the Equipment is affixed or attached to real property or any improvements thereon. At Lessor's request, Lessee shall, at no charge, promptly affix to the System any tags, decals, or plates furnished by Lessor indicating Lessor's interest in the System and Lessee shall not permit their removal or concealment. At Lessee's expense, Lessee shall (a) at all times keep the System free and clear of all liens and encumbrances, except those described in Section 6 and those arising through the actions of Lessor, and (b) otherwise cooperate to defend Lessor's interest in the System and to maintain the status of the System and all parts thereof as personal property. If requested by Lessor, Lessee will, at Lessee's expense, furnish a waiver of any interest in the System from any party having an

A complete description of the System is set forth on the Equipment and Software Listing attached hereto and made a part hereof.

NTFC CAPITAL CORPORATION

BY   /s/  L. W. MIDDLETON
   -----------------------------------------
         Authorized Representative

PRINT NAME    L. W. Middleton
           ---------------------------------

TITLE     Secretary       DATE   12/31/96
       -----------------       -------------


STAR VENDING, INC.
D/B/A STAR TELECOMMUNICATIONS, INC.

BY   /s/  MARY CASEY
   -----------------------------------------
         Authorized Representative

PRINT NAME   Mary Casey
           ---------------------------------
TITLE   President         DATE   12-23-96
       -----------------       -------------

Lessor                                                Schedule Addendum
          NTFC CAPITAL CORPORATION

Lessee    Star Vending, Inc.                          Agreement No./Schedule No.
          d/b/a  Star Telecommunications, Inc.            54273 / 3002296-002

Contemporaneously with entering into the Schedule to the Agreement referenced above, Lessee and Lessor agree to the following amendments to the Schedule.

1. SECTION 1. ADVANCE PAYMENT. The word "Any" is deleted as the first word of the last sentence of Section 1 and the words "An amount equal to fifty percent (50%) of any" substituted in lieu thereof.

2. SECTION 4. MAINTENANCE, USE AND OPERATION. The words "to the extent such release may be obtained from or through Supplier" are added at the end of the second sentence of Section 4.

3. SECTION 5. PERSONAL PROPERTY. The words "upon not less than forty-eight (48) hours prior written notice by Lessor to Lessee" are added as the final words of the last sentence of Section 5.


NTFC CAPITAL CORPORATION

BY   /s/  L. W. MIDDLETON
   ---------------------------------------
          Authorized Representative

PRINT NAME   L. W. Middleton
           -------------------------------

TITLE     Secretary       DATE   12/31/96
       ----------------        -----------

STAR VENDING, INC.
d/b/a STAR TELECOMMUNICATIONS, INC.

BY   /s/  MARY CASEY
   ---------------------------------------
          Authorized Representative

PRINT NAME   Mary Casey
           -------------------------------

TITLE   President         DATE   12-23-96
       ----------------        -----------

Lessor                                            Equipment and Software Listing
          NTFC CAPITAL CORPORATION

Lessee    STAR VENDING, INC.                         Agreement No./Schedule No.
          D/B/A  STAR TELECOMMUNICATIONS, INC.           54273/3002296-002

Lessor and Lessee agree that the following described Equipment and Software are subject to the Master Lease Agreement and Schedule referenced above.

               DMS 250/300 SWITCH

STAR VENDING, INC. d/b/a/  STAR TELECOMMUNICATIONS, INC.

ACCOUNT SCHEDULE #3002296-002



Legal Description of Property:


          BEGINNING, at the corner formed by the intersection of the northerly side of Thomas Street and the westerly side of West Broadway, running thence northerly along the westerly side of West Broadway 180 feet, more or less, to the southerly side of Worth Street; thence westerly along the southerly side of Worth Street 329 feet, more or less, to the northeasterly side of Hudson Street, thence southeasterly along the northeasterly side of Hudson Street 193 feet 5 inches to the northerly side of Thomas Street, thence easterly along the northerly side of Thomas Street 254 feet, more or less, to the westerly side of West Broadway and the point or place of beginning.

Lessor                                                    Acceptance Certificate
          NTFC CAPITAL CORPORATION

Lessee    STAR VENDING, INC.                        Agreement No./Schedule No.
          D/B/A  STAR TELECOMMUNICATIONS, INC.         54273/3002296-002

This Acceptance Certificate is made with respect to that Master Lease Agreement and Schedule referenced above. Capitalized terms used herein shall have the same meanings assigned to them in the Agreement and the Schedule.

On behalf of Lessee, I hereby certify that all of the System described in the Schedule to the Agreement has been delivered to and received by the Lessee. The System has been examined by the Lessee and is in good operating order and condition and is satisfactory to the Lessee. Therefore, the System is irrevocably accepted by the Lessee for all purposes under the Lease as of the following date:

       December 17, 1996
--------------------------------------
  (Insert Date of Acceptance)

By   /s/  MARY CASEY
   -----------------------------------
    Authorized Representative

Print Name      Mary Casey
           ---------------------------

Title    President     Date  12-23-96
      ---------------      -----------